Exhibit 99.2
3rd Quarter 2023 Earnings Presentation NYSE: AUB October 19, 2023

2 Forward Looking Statements This presentation and statements by our management may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, statements on slides entitled "Q3 2023 Highlights and 2023 Outlook” and “Financial Outlook,” statements regarding our strategic priorities and liquidity and capital management strategies, expectations with regard to our business, financial, and operating results, including our deposit base and funding, the impact of future economic conditions, and statements that include, other projections, predictions, expectations, or beliefs about future events or results, including our ability to meet our top tier financial targets, or otherwise are not statements of historical fact. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, achievements, or trends to be materially different from those expressed or implied by such forward-looking statements. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” “continue,” “confidence,” or words of similar meaning or other statements concerning opinions or judgment of the Company and our management about future events. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to the effects of or changes in: • market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, our funding costs and our loan and securities portfolios; • inflation and its impacts on economic growth and customer and client behavior; • adverse developments in the financial industry, such as bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer behavior; • the sufficiency of liquidity; • general economic and financial market conditions, in the United States generally and particularly in the markets in which we operate and which our loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth; • our failure to close on our proposed merger with American National Bankshares Inc. (“American National”) when expected or at all because required regulatory, American National shareholder or other approvals or conditions are not received or satisfied on a timely basis or at all, and the risk that any regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the merger; • the occurrence of any event, change or circumstance that could give rise to the termination of the merger agreement; • the risks that the anticipated benefits of the proposed merger, including cost savings and strategic gains, are not realized when expected or at all; • the proposed merger may be more expensive or take longer to complete than anticipated, and may divert management’s attention from ongoing business and opportunities; • government monetary and fiscal policies, including policies of the U.S. Treasury and the Federal Reserve; • the quality or composition of our loan or investment portfolios and changes therein; • demand for loan products and financial services in our market areas; • our ability to manage our growth or implement our growth strategy; • the effectiveness of expense reduction plans; • the introduction of new lines of business or new products and services; • our ability to recruit and retain key employees; • real estate values in our lending area; • changes in accounting principles, standards, rules, and interpretations, and the related impact on our financial statements; • an insufficient ACL or volatility in the ACL resulting from the CECL methodology, either alone or as that may be affected by inflation, changing interest rates, or other factors; • our liquidity and capital positions; • concentrations of loans secured by real estate, particularly commercial real estate; • the effectiveness of our credit processes and management of our credit risk; • our ability to compete in the market for financial services and increased competition from fintech companies; • technological risks and developments, and cyber threats, attacks, or events; • operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash considerations; • the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts or public health events, and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for our loans or our other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of our business operations and on financial markets and economic growth; • the discontinuation of LIBOR and its impact on the financial markets, and our ability to manage operational, legal, and compliance risks related to the discontinuation of LIBOR and implementation of one or more alternate reference rates; • performance by our counterparties or vendors; • deposit flows; • the availability of financing and the terms thereof; • the level of prepayments on loans and mortgage-backed securities; • legislative or regulatory changes and requirements; • actual or potential claims, damages, and fines related to litigation or government actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences; • the effects of changes in federal, state or local tax laws and regulations; • any event or development that would cause us to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and • other factors, many of which are beyond our control. Please also refer to such other factors as discussed throughout Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2022, Part II, Item 1A. Risk Factors in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2023 and March 31, 2023, and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements, and undue reliance should not be placed on such forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not intend or assume any obligation to update, revise or clarify any forward-looking statements that may be made from time to time by or on behalf of the Company, whether as a result of new information, future events or otherwise.

3 Additional Information Non-GAAP Financial Measures This presentation contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods, show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance, or show the potential effects of accumulated other comprehensive income (or AOCI) or unrealized losses on securities on the Company's capital. Please see “Reconciliation of Non-GAAP Disclosures” at the end of this presentation for a reconciliation to the nearest GAAP financial measure. No Offer or Solicitation This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. About Atlantic Union Bankshares Corporation Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 109 branches and 123 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

4 Largest Regional Banking Company Headquartered in Virginia Our Company Soundness | Profitability | Growth Data as of 9/30/2023, market capitalization as of 10/18/2023 1) Regional bank defined as having less than $100 billion in assets; rank determined by asset size; data per S&P Global Market Intelligence Highlights ($bn) • Statewide Virginia footprint of 104 branches in all major markets • #1 regional bank1 deposit market share in Virginia • Strong balance sheet and capital levels • Committed to top-tier financial performance with a highly experienced management team able to execute change 4 $20.7 Assets $15.3 Loans $16.8 Deposits $2.2 Market Capitalization Branch/Office Footprint AUB (109) AUB LPO (2) AUB Equipment Finance Headquarters (1)

5 Our Shareholder Value Proposition Leading Regional Presence Dense, uniquely valuable presence across attractive markets Financial Strength Solid balance sheet & capital levels Attractive Financial Profile Solid dividend yield & payout ratio with earnings upside Strong Growth Potential Organic & acquisition opportunities Peer-Leading Performance Committed to top-tier financial performance

Q3 2023 Highlights and 2023 Outlook

Loan and Deposit Growth

- Customer deposit growth more than funded loan growth in Q3 2023
- 5.7% annualized loan growth in Q3 2023
- 9.1% annualized deposit growth in Q3 2023
- Line of Credit Utilization relatively flat with Q2 2023

Operating Leverage Focus

- ~5.2% adjusted revenue growth[1] year over year
- ~2.1% adjusted operating noninterest expense increase[1] year over year
- Adjusted operating leverage[1] of ~3.1% year over year
- Pre-Tax, Pre-Provision adjusted operating earnings[1] increased 10.6% year over year
- Took strategic actions to reduce expenses in Q2

Positioning for Long Term

- Restructured more than $200 million of securities portfolio in Q3 2023 for continued high rate environment in a capital neutral transaction
- Lending pipelines remain resilient
- Resilient, growing deposit base
- Drive organic growth and performance of the core banking franchise

Differentiated Client Experience

- Position Company as responsive, strong and capable alternative to large national banks, while competing against smaller banks

Asset Quality

- Q3 2023 net charge-offs at 1 bps annualized and expect net charge-offs of <10 bps for 2023

Capitalize on Strategic Opportunities

- Announced intention to acquire American National Bankshares and expect to close in the first quarter of 2024



Atlantic Union Bankshares

[1] For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures."' Operating leverage is for the first nine months of 2023 compared to the first nine months of 2022.

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7 Loan and Deposit Betas 32% 26% 25% 68% 74% 75% Q3 2022 Q2 2023 Q3 2023 Deposit Mix Shift Non Interest Deposits Interest Bearing Deposits $16,546 $16,412 $16,787 12% 17% 26% 30% 36% 0.37% 0.72% 1.28% 1.61% 1.97% Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Total Deposit Beta2 Cumulative Deposit Beta 18% 25% 37% 41% 48% 0.55% 1.05% 1.79% 2.20% 2.64% Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Interest Bearing Deposit Beta2 Cumulative Int. Bearing Deposit Beta Int. Bearing Rate Paid 34% 39% 42% 44% 45% 4.20% 4.90% 5.35% 5.62% 5.84% Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Total Loan Beta1 Cumulative Loan Beta Avg. Rate 3Q 2023 Highlights • Total deposits up 9.1% (annualized) • Mix shift into higher costing deposit products and higher deposit betas drove increased cost of deposits • From the start of the cycle1 2 through Q3 2023 the total deposit beta is 36% and total loan beta is 45% • Loan and deposit betas expected to continue to rise throughout 2023 1 Loan Betas are calculated as the change in yield from Q1 2022 to the represented quarter. 2Deposit Betas and Interest Bearing Deposit Betas are calculated as the change in rate paid from Q4 2021 to the represented quarter.

8 Non-Owner-Occupied CRE Portfolio at September 30, 2023 $ in millions Total Outstandings % of Portfolio Multi Family $947 6.2% Retail $852 5.6% Hotel/Motel B&B $804 5.3% Office $792 5.2% Industrial/Warehouse $692 4.5% Senior Living $365 2.4% Self Storage $346 2.3% Other $297 1.9% Total Non-Owner Occupied CRE $5,095 33.3% Non-Owner Occupied Office CRE 5.2% Non-Owner-Occupied Non-Office CRE 28.1% All Other Loans 66.7% $15.3B Total Loans Non-Owner-Occupied CRE By Type Numbers may not foot due to rounding.

9 Non-Medical Office 78% Medical Offices 22% Medical vs Other Office By Market ($ millions) Key Portfolio Metrics Carolinas $249 Fredericksburg Area $132 Central VA $108 Northern VA/Maryland $67 Western VA $101 Eastern VA $51 Other $86 Total $792 Avg. Office Loan ($ millions) $1.9 Loan Loss Reserve / Office Loans 2.3% NCOs / Office Loans1 0.00% Delinquencies / Office Loans 0.74% NPL / Office Loans 0.03% Criticized Loans / Office Loans 2.69% Non-Owner-Occupied Office CRE Portfolio at September 30, 2023 $792MM Non-Owner-Occupied Office Portfolio Non Owner-Occupied Office Portfolio Credit Quality Geographically Diverse Non-Owner Occupied Office Portfolio 1Trailing 4 Quarters Avg NCO/Trailing 4 Quarter Avg Office Portfolio

Q3 2023 Financial Performance At-a-Glance

Summarized Income Statement

		3Q2023		2Q2023
Net interest income	$	151,941	$	152,084
- Provision for credit losses		4,991		6,069
+ Noninterest income		27,094		24,197
- Noninterest expense		108,508		105,661
- Taxes		11,519		9,310
Net income (GAAP)	**$**	**54,017**	**$**	**55,241**
- Dividends on preferred stock		2,967		2,967
Net income available to common shareholders (GAAP)	**$**	**51,050**	**$**	**52,274**
+ Strategic cost saving initiatives, net of tax		6,851		3,109
+ Merger-related costs, net of tax		1,965		-
- (Loss) gain on sale of securities, net of tax		(21,799)		2
- Gain on sale-leaseback transaction, net of tax		21,883		-
Adjusted operating earnings available to common shareholders (non-GAAP)[1]	**$**	**59,782**	**$**	**55,381**

Earnings Metrics

		3Q2023		2Q2023
Net Income available to common shareholders	$	51,050	$	52,274
Common EPS, diluted	$	0.68	$	0.70
ROE		8.76%		9.00%
ROTCE (non-GAAP)[1]		15.71%		16.11%
ROA		1.04%		1.10%
Efficiency ratio		60.61%		59.94%
Efficiency ratio (FTE)[1]		59.37%		58.72%
Net interest margin		3.27%		3.37%
Net interest margin (FTE)[1]		3.35%		3.45%

Adjusted Operating Earnings Metrics - non-GAAP[1]

		3Q2023		2Q2023
Adjusted operating earnings available to common shareholders	$	59,782	$	55,381
Adjusted operating common EPS, diluted	$	0.80	$	0.74
Adjusted operating ROA		1.21%		1.16%
Adjusted operating ROTCE		18.31%		17.03%
Adjusted operating efficiency ratio (FTE)		52.36%		55.30%
Adjusted operating earnings PTPP	$	81,086	$	74,553

PTPP = Pre-tax Pre-provision

- Reported net income available to common shareholders for the third quarter of 2023 was $51.1 million or $0.68 per share, down $1.2 million or $0.02 per share compared to the prior quarter, primarily driven by:
  - An increase in noninterest expense, reflecting expenses incurred in the third quarter primarily associated with strategic cost savings initiatives and merger-related costs associated with the American National merger,
  - An increase in income taxes,
  - An increase in noninterest income, primarily due to increases in other service charges, commissions and fees, equity method investment income (included within other operating income), service charges on deposit accounts, and loan-related interest rate swap fees. Noninterest income also reflects a gain related to the sale-leaseback transaction included in other operating income, which was almost wholly offset by losses incurred on the sale of available for sale ("AFS") securities in the third quarter of 2023,
  - A decrease in the provision for credit losses.
- Adjusted operating earnings available to common shareholders[1] increased $4.4 million to $59.8 million at September 30, 2023 compared to the prior quarter, primarily driven by:
  - A decrease in adjusted operating noninterest expense[1], primarily due to decreases in salaries and benefits expense, professional services expense, technology and data processing expense, and marketing and advertising expense,
  - An increase in adjusted operating noninterest income[1], primarily due to increases in other service charges, commissions and fees, equity method investment income (included within other operating income), service charges on deposit accounts, and loan-related interest rate swap fees,
  - A decrease in the provision for credit losses,
  - An increase in income taxes.

Atlantic Union Bankshares

[1]For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures"

Note: all tables presented dollars in thousands, except per share amounts

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Q3 2023 Allowance For Credit Loss (ACL) and Provision for Credit Losses

	Allowance for Loan & Lease Losses	Reserve for Unfunded Commitments	Allowance for Credit Losses
03/31/2023 Ending Balance % of loans	$117MM (0.80%)	$15MM (0.10%)	$132MM (0.90%)
Q2 2023 Activity	+$4MM Increase due to loan growth and the impact of continued uncertainty in the economic outlook	+$1MM Increase due to uncertainty in the economic outlook	+$5MM $6.1 million Provision for Credit Losses and $1.6 million net charge-offs
06/30/2023 Ending Balance % of loans	$121MM (0.80%)	$16MM (0.10%)	$136MM (0.90%)
Q3 2023 Activity	**+$5MM** **Increase due to loan growth and the impact of continued uncertainty in the economic outlook**	**-$0.2MM** **Decrease due to decline in unfunded balances**	**+$5MM** **$5.0 million Provision for Credit Losses and $0.3 million net charge-offs**
09/30/2023 Ending Balance % of loans	**$126MM** **(0.82%)**	**$15MM** **(0.10%)**	**$141MM** **(0.92%)**

Q3 Macroeconomic Forecast

Moody's September 2023 Baseline Forecast:

- US GDP expected to average ~2.1% growth in 2023 and ~1.4% in 2024.
- The national unemployment rate expected to average ~3.7% in 2023 and ~4.1% in 2024.

Q3 ACL Considerations

- Utilizes a weighted Moody's forecast economic scenarios approach in the quantitative model.
- Qualitative factors were added for certain portfolios and other factors as deemed appropriate.
- The reasonable and supportable forecast period is 2 years; followed by reversion to the historical loss average over 2 years.

Atlantic Union Bankshares

Numbers may not foot due to rounding.

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12 Q3 2023 Net Interest Margin Market Rates 3Q2023 2Q2023 EOP Avg EOP Avg Fed funds 5.50% 5.43% 5.25% 5.16% Prime 8.50% 8.43% 8.25% 8.16% 1-month SOFR 5.32% 5.29% 5.17% 5.04% 2-year Treasury 5.04% 4.93% 4.90% 4.28% 10- year Treasury 4.57% 4.14% 3.84% 3.59% Margin Overview 3Q2023 2Q2023 Net interest margin (FTE)1 3.35% 3.45% Loan yield 5.84% 5.62% Investment yield 3.42% 3.32% Earning asset yield 5.39% 5.19% Cost of deposits 1.97% 1.61% Cost of interest-bearing deposits 2.64% 2.20% Cost of interest-bearing liabilities 2.80% 2.42% Cost of funds 2.04% 1.74% Presented on an FTE basis (non-GAAP)1 Approximately 16% of the loan portfolio at 9/30/2023 have floors and all are above floors Loan Portfolio Pricing Mix 3Q2023 Fixed 48% 1-month SOFR 42% Prime 6% Other 4% Total 100% 1 For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in “Appendix – Reconciliation of Non-GAAP Disclosures” Numbers may not foot due to rounding 20 bps -16 bps 4 bps -19 bps Total Deposit Cost -35 bps

13 Q3 2023 Noninterest Income and Noninterest Expense Adjusted operating noninterest income1 increased $2.8 million to $27.0 million for the quarter ended September 30, 2023 from $24.2 million in the prior quarter due to: • A $439,000 increase in service charges on deposit accounts • A $939,000 increase in other service charges, commissions and fees due to a merchant services vendor contract signing bonus • A $379,000 increase in loan-related interest rate swap fees due to several new swap transactions • A $714,000 increase in equity method investment income (included within other operating income) Adjusted operating noninterest expense1 decreased $3.9 million to $95.7 million for the quarter ended September 30, 2023 from $99.5 million in the prior quarter due to: • A $1.6 million decrease in salaries and benefits reflecting the impact of strategic cost saving initiatives • A $643,000 decrease in technology and data processing expense • A $1.1 million decrease in professional services related to strategic projects in the prior quarter • A $598,000 decrease in marketing and advertising expense 1For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in “Appendix – Reconciliation of Non-GAAP Disclosures” 2 Included within other operating income 4 Included within other expenses Noninterest Expense ($ thousands) 3Q2023 2Q2023 Salaries and benefits $ 57,449 $ 62,019 Occupancy expenses 6,053 6,094 Furniture and equipment expenses 3,449 3,565 Technology and data processing 7,923 8,566 Professional services 3,291 4,433 Marketing and advertising expense 2,219 2,817 FDIC assessment premiums and other insurance 4,258 4,074 Franchise and other taxes 4,510 4,499 Loan-related expenses 1,388 1,619 Amortization of intangible assets 2,193 2,216 Other expenses 15,775 5,759 Total noninterest expenses $ 108,508 $ 105,661 Less: Amortization of intangible assets 2,193 2,216 Less: Strategic cost saving initiatives3 8,672 3,935 Less: Merger-related costs4 1,993 - Total adjusted operating noninterest expense (non-GAAP)1 $ 95,650 $ 99,510 3$8.7 million included within other expenses and -$67,000 included within salaries and benefits Noninterest Income ($ thousands) 3Q2023 2Q2023 Service charges on deposit accounts $ 8,557 $ 8,118 Other service charges, commissions and fees 2,632 1,693 Interchange fees 2,314 2,459 Fiduciary and asset management fees 4,549 4,359 Mortgage banking income 666 449 (Loss) gain on sale of securities (27,594) 2 Bank owned life insurance income 2,973 2,870 Loan-related interest rate swap fees 2,695 2,316 Other operating income 30,302 1,931 Total noninterest income $ 27,094 $ 24,197 Less: (Loss) gain on sale of securities (27,594) - Less: Gain on sale-leaseback transaction2 27,700 - Total adjusted operating noninterest income (non-GAAP)1 $ 26,988 $ 24,197

Q3 2023 Loan and Deposit Growth

Loan Growth *($ thousands)*		3Q2023		2Q2023	QTD Annualized Growth
Commercial & Industrial	$	3,432,319	$	3,373,148	7.0%
Commercial real estate - owner occupied		1,975,281		1,952,189	4.7%
Other Commercial		813,587		750,841	33.2%
Total Commercial & Industrial		6,221,187		6,076,178	9.5%
Commercial real estate - non-owner occupied		4,148,218		4,113,318	3.4%
Construction and land development		1,132,940		1,231,720	(31.8%)
Multifamily real estate		947,153		788,895	79.6%
Residential 1-4 Family - Commercial		517,034		518,317	(1.0%)
Total CRE & Construction		6,745,345		6,652,250	5.6%
Total Commercial Loans		**12,966,532**		**12,728,428**	**7.4%**
Residential 1-4 Family - Consumer		1,057,294		1,017,698	15.4%
Residential 1-4 Family - Revolving		599,282		600,339	(0.7%)
Auto		534,361		585,756	(34.8%)
Consumer		126,151		134,709	(25.2%)
Total Consumer Loans		**2,317,088**		**2,338,502**	**(3.6%)**
Total Loans Held for Investment (net of deferred fees and costs)	$	**15,283,620**	$	**15,066,930**	**5.7%**
Average Loan Yield		**5.84%**		**5.62%**	

Deposit Growth *($ thousands)*		3Q2023		2Q2023	QTD Annualized Growth
Interest checking accounts		5,055,464		4,824,192	19.0%
Money market accounts		3,472,953		3,413,936	6.9%
Savings accounts		950,363		986,081	(14.4%)
Customer deposits of $250,000 and over		634,950		578,739	38.5%
Other customer time deposits		2,011,106		1,813,031	43.3%
Time deposits		2,646,056		2,391,770	42.2%
Total interest-bearing customer deposits		12,124,836		11,615,979	17.4%
Brokered deposits		516,720		485,702	25.3%
Total interest-bearing deposits		12,641,556		12,101,681	17.7%
Demand deposits		4,144,949		4,310,306	(15.2%)
Total Deposits	$	**16,786,505**	$	**16,411,987**	**9.1%**
Average Cost of Deposits		**1.97%**		**1.61%**	
Loan to Deposit Ratio		**91.0%**		**91.8%**	

- At September 30, 2023, loans held for investment (net of deferred fees and costs) totaled $15.3 billion, an increase of $216.7 million or 5.7% (annualized) from the prior quarter, driven by an increase in commercial loan balances of $238.1 million, partially offset by a decrease in consumer loan balances of $21.4 million
    - Commercial loans increased by 7.4% (annualized), primarily driven by increases in new loan production of multifamily real estate and other commercial loans.
    - Consumer loans balances decreased by 3.6% (annualized), primarily driven by a decrease in auto and other consumer loans.
    - Average loan yields increased 22 basis points during the quarter, primarily driven by the Company's variable rate loan portfolio due to increases in short-term interest rates during the quarter.
- Total deposits increased by $374.5 million or 9.1% (annualized) from the prior quarter
    - Interest-bearing deposits increased by $539.9 million, which includes a $254.3 million increase in time deposits and a $231.3 million increase in interest checking accounts. This increase was partially offset by a $165.4 decrease in demand deposits, as customers continued to move funds from lower to higher yielding deposit products.
    - Transactional accounts[1] comprised 55% of total deposit balances at the end of the third quarter of 2023, in line with the prior quarter.
    - Interest checking accounts include approximately $1.4 billion of fully insured cash sweep ("ICS") deposits.
    - The cost of deposits increased by 36 basis points compared to the prior quarter, primarily due to higher rates and changes in the deposit mix as depositors continued to migrate to higher costing interest bearing deposit accounts.

Atlantic Union Bankshares

[1]Total interest-checking accounts and demand deposit accounts

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Strong Capital Position at September 30, 2023

Capital Ratio	Regulatory Well Capitalized Minimums	Reported: Atlantic Union Bankshares	Reported: Atlantic Union Bank	Proforma including AOCI and HTM unrealized losses: Atlantic Union Bankshares	Proforma including AOCI and HTM unrealized losses: Atlantic Union Bank
Common Equity Tier 1 Ratio (CET1)	6.5%	9.9%	12.7%	7.0%	9.8%
Tier 1 Capital Ratio	8.0%	10.9%	12.7%	8.0%	9.8%
Total Risk Based Capital Ratio	10.0%	13.7%	13.3%	10.9%	10.5%
Leverage Ratio	5.0%	9.6%	11.2%	6.8%	8.4%
Tangible Equity to Tangible Assets (non-GAAP)[2]	-	7.3%	8.8%	6.9%	8.4%
Tangible Common Equity Ratio (non-GAAP)[2]	-	6.5%	8.8%	6.0%	8.4%

Quarterly Roll Forward	Common Equity Tier 1 Ratio	Tangible Common Equity Ratio	Tangible Book Value per Share
At 6/30/23	**9.86%**	**6.66%**	**17.58**
Pre-Provision Net Income	0.31%	0.28%	0.74
After-Tax Provision	(0.02%)	(0.02%)	(0.06)
Common Dividends[1]	(0.13%)	(0.11%)	(0.30)
AOCI	---	(0.34%)	(0.90)
Goodwill & Intangibles	0.01%	0.01%	0.03
Other	0.04%	0.01%	0.03
Asset Growth	(0.13%)	(0.05%)	---
At 9/30/23 – Reported	**9.94%**	**6.45%**	**17.12**
AOCI net losses	---	2.41%	6.41
At 9/30/23 – ex AOCI[2]	**9.94%**	**8.86%**	**23.53**

(1) 30 cents per share

Capital Management Strategy

Atlantic Union capital management objectives are to:

- Maintain designation as a "well capitalized" institution.
- Ensure capital levels are commensurate with the Company's risk profile, capital stress test projections, and strategic plan objectives.

The Company's capital ratios are well above regulatory well capitalized levels as of September 30, 2023

- On a proforma basis, the Company would be well capitalized if unrealized losses on securities were realized at September 30, 2023

Capital Management Actions

- During the third quarter of 2023, the Company paid dividends of $171.88 per outstanding share of Series A Preferred Stock and $0.30 per common share which is the same as the prior quarter's and the prior year's dividend.

Atlantic Union Bankshares

Figures may not foot due to rounding
*Capital information presented herein is based on estimates and subject to change pending the Company's filing of its regulatory reports
2) For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures"

15

16 Financial Outlook1 1Key Economic Assumptions • Stabilizing Interest Rate environment • The Federal Reserve Bank fed funds rate holds at 5.50% for the rest of 2023 • Increased likelihood of soft landing • Expect relatively stable economy in AUB’s Virginia footprint in 2023 • Expect Virginia unemployment rate to remain low in 2023 Full Year 2023 Outlook versus FY 2022 Loan and Deposit Growth Mid-single digits growth Net Interest Income (FTE) Growth Mid-single digits growth Net Interest Margin (FTE) ~3.35% – 3.45% Adjusted Operating Noninterest Income Mid-single digits decline Adjusted Operating Noninterest Expense Flat Positive Adjusted Operating Leverage Adjusted Operating Revenue Growth: Mid-single digits Adjusted Operating Noninterest Expense Growth: Flat Credit Outlook ACL to loans: ~92 basis points Net charge-off ratio: <10 basis points 1) Information on this slide is presented as of October 19, 2023, reflects the Company’s updated financial outlook, certain of the company’s financial targets, and key economic assumptions, and will not be updated or affirmed unless and until the Company publicly announces such an update or affirmation. The adjusted operating noninterest expense growth rate outlook excludes charges associated with the Company’s strategic cost saving initiatives in Q2 2023 and Q3 2023, merger-related costs and the impact of the legal reserve in Q1 2023 and the adjusted operating non-interest income growth excludes gains and losses on the sale of securities and gain on sale-leaseback transaction. The FY 2023 financial outlook and the key economic assumptions contain forward-looking statements and actual results or conditions may differ materially. See the information set forth below the heading “Forward Looking Statements” on slide 2 of this presentation.

17 Appendix

18 Granular Deposit Base at September 30, 2023 35% 33% 28% 26% 27% $5,821 $5,299 $4,591 $4,346 $4,498 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Period End Uninsured and Uncollateralized Deposits as a Percentage of Total Deposits ($ in Millions) Top 15 Commercial Deposits by NAICS as of 9/30/2023 NAICS Code/Title % of Total Deposits 1 52 - Finance and Insurance 8.3% 2 54 - Professional, Scientific, and Technical Services 6.2% 3 53 - Real Estate and Rental and Leasing 5.9% 4 81 - Other Services (except Public Administration) 5.6% 5 92 - Public Administration 5.1% 6 23 - Construction 4.6% 7 42 - Wholesale Trade 3.3% 8 62 - Health Care and Social Assistance 2.6% 9 72 - Accommodation and Food Services 1.2% 10 33 - Manufacturing 1.1% 11 44 - Retail Trade 1.1% 12 61 - Educational Services 1.0% 13 56 - Administrative and Support and Waste Management and Remediation Services 0.8% 14 71 - Arts, Entertainment, and Recreation 0.6% 15 45 - Retail Trade 0.5% 47.9% $18,000 $18,000 $19,000 $108,000 $98,000 $100,000 Q3 2022 Q2 2023 Q3 2023 Customer Deposit Granularity Retail Avg. Deposits Acct Size Business Avg. Deposits Acct Size

19 Cash and Cash Equivalents (unrestricted) $454 Unencumbered Securities $901 FHLB Borrowing Capacity $1,638 Fed Funds Lines $737 Discount Window (ex-Bank Term Funding Program) $316 Discount Window – Bank Term Funding Program $531 Secondary Sources* $1,347 ($ in millions) Liquidity Position at September 30, 2023 Total Liquidity Sources of $5.9 billion ~130% liquidity coverage ratio of uninsured/uncollateralized deposits of $4.5 billion * Includes brokered deposits and other sources of liquidity Figures may not foot due to rounding Liquidity Sources Total $5.9 billion

20 Securities Portfolio at September 30, 2023 • As of September 30, 2023, total securities portfolio of $2.9 billion with a total unrealized loss of $604.3 million • 71% of total portfolio in available-for-sale at an unrealized loss of $523.1 million • 29% of total portfolio designated as held-to-maturity with an unrealized loss of $81.2 million • Total duration of 7.2 years. Securities portfolio is used defensively to neutralize overall asset sensitive interest rate risk profile • ~37% municipals, ~58% treasuries, agency MBS/CMOs and ~5% corporates and other investments • Securities to total assets of 14.1% as of September 30, 2023, down from 17.5% on December 31, 2022 • $228.3 million in AFS securities sold in September at a pre-tax loss of $27.7 million. Proceeds subsequently re-invested into higher yielding securities $3,559 $2,928 3Q 2022 2Q 2023 3Q 2023 Securities Balances (in $Millions) Total AFS (fair value) and HTM (carrying value) 2.95% Yield 3.42% Yield 3.32% Yield $3,032

21 Reconciliation of Non-GAAP Disclosures The Company has provided supplemental performance measures on a tax-equivalent, tangible, operating, adjusted, or pre-tax pre-provision basis. These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance.

Reconciliation of Non-GAAP Disclosures

Adjusted operating measures exclude, as applicable, strategic cost saving initiatives (principally composed of severance charges related to headcount reductions, costs related to modifying certain third party vendor contracts, and charges for exiting certain leases), merger-related costs, a legal reserve associated with an ongoing regulatory matter previously disclosed, strategic branch closing and related facility consolidation costs (principally composed of real estate, leases and other assets write downs, as well as severance and expense reduction initiatives), (loss) gain on sale of securities, gain on sale-leaseback transaction, and gain on sale of Dixon, Hubard, Feinour & Brown, Inc., ("DHFB"). The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the organization's operations. Net interest income (FTE) and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components. The adjusted operating efficiency ratio (FTE) excludes, as applicable, the amortization of intangible assets, strategic cost saving initiatives, merger-related costs, a legal reserve associated with an ongoing regulatory matter previously disclosed, strategic branch closing and related facility consolidation costs, (loss) gain on sale of securities, gain on sale-leaseback transaction, and gain on sale of DHFB. This measure is similar to the measure utilized by the Company when analyzing corporate performance and is also similar to the measure utilized for incentive compensation. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the organization's operations.

ADJUSTED OPERATING EARNINGS, OPERATING LEVERAGE, AND EFFICIENCY RATIO

(Dollars in thousands, except per share amounts)	For the three months ended 3Q2023	2Q2023	3Q2022	For the nine months ended 3Q2023	3Q2022	3Q23% Change Nine months ended YoY
Operating Measures						
Net Income (GAAP)	$ 54,017	$ 55,241	$ 58,070	$ 144,911	$ 163,986	
Plus: Strategic cost saving initiatives, net of tax	6,851	3,109	-	9,959	-	
Plus: Merger-related costs, net of tax	1,965	-	-	1,965	-	
Plus: Legal reserve, net of tax	-	-	-	3,950	-	
Plus: Strategic branch closing and facility consolidation costs, net of tax	-	-	-	-	4,351	
Less: (Loss) gain on sale of securities, net of tax	(21,799)	2	-	(32,384)	(2)	
Less: Gain on sale-leaseback transaction, net of tax	21,883	-	-	21,883	-	
Less: Gain on sale of DHFB, net of tax	-	-	-	-	7,984	
Adjusted operating earnings (non-GAAP)	$ 62,749	$ 58,348	$ 58,070	$ 171,286	$ 160,355	
Less: Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901	
Adjusted operating earnings available to common shareholders (non-GAAP)	$ 59,782	$ 55,381	$ 55,103	$ 162,385	$ 151,454	
Weighted average common shares outstanding, diluted	74,999,128	74,995,557	74,705,054	74,943,999	75,034,084	
EPS available to common shareholders, diluted (GAAP)	$ 0.68	$ 0.70	$ 0.74	$ 1.81	$ 2.07	
Adjusted operating EPS available to common shareholders (non-GAAP)	$ 0.80	$ 0.74	$ 0.74	$ 2.17	$ 2.02	
Operating Leverage Ratio and Efficiency Ratio						
Noninterest expense (GAAP)	$ 108,508	$ 105,661	$ 99,923	$ 322,442	$ 304,012	6.06%
Less: Amortization of intangible assets	2,193	2,216	2,480	6,687	8,434	
Less: Strategic cost saving initiatives	8,672	3,935	-	12,607	-	
Less: Merger-related costs	1,993	-	-	1,993	-	
Less: Legal reserve	-	-	-	5,000	-	
Less: Strategic branch closing and facility consolidation costs	-	-	-	-	5,508	
Adjusted operating noninterest expense (non-GAAP)	$ 95,650	$ 99,510	$ 97,443	$ 296,155	$ 290,070	2.10%
Noninterest income (GAAP)	$ 27,094	$ 24,197	$ 25,584	$ 60,918	$ 94,023	
Less: (Loss) gain on sale of securities	(27,594)	2	-	(40,992)	(2)	
Less: Gain on sale-leaseback transaction	27,700	-	-	27,700	-	
Less: Gain on sale of DHFB	-	-	-	-	9,082	
Adjusted operating noninterest income (non-GAAP)	$ 26,988	$ 24,195	$ 25,584	$ 74,210	$ 84,943	
Net interest income (GAAP)	$ 151,941	$ 152,084	$ 150,715	$ 457,469	$ 420,413	
Noninterest income (GAAP)	27,094	24,197	25,584	60,918	94,023	
Total revenue (GAAP)	$ 179,035	$ 176,281	$ 176,299	$ 518,387	$ 514,436	0.77%
Net interest income (FTE) (non-GAAP)	$ 155,685	$ 155,750	$ 154,557	$ 468,667	$ 431,168	
Adjusted operating noninterest income (non-GAAP)	26,988	24,195	25,584	74,210	84,943	
Total adjusted revenue (FTE) (non-GAAP)	$ 182,673	$ 179,945	$ 180,141	$ 542,877	$ 516,111	5.19%
Operating leverage ratio (GAAP)						(5.29%)
Adjusted operating leverage ratio (non-GAAP)						3.09%
Efficiency ratio (GAAP)	60.61%	59.94%	56.68%	62.20%	59.10%	
Efficiency ratio FTE (non-GAAP)	59.37%	58.72%	55.47%	60.89%	57.89%	
Adjusted operating efficiency ratio (FTE) (non-GAAP)	52.36%	55.30%	54.09%	54.55%	56.20%	

Atlantic Union Bankshares

22

23 Reconciliation of Non-GAAP Disclosures The Company believes net interest income (FTE), total revenue (FTE), and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components. (Dollars in thousands) 3Q2023 2Q2023 3Q2022 Net interest income (GAAP) $ 151,941 $ 152,084 $ 150,715 FTE adjustment 3,744 3,666 3,842 Net interest income (FTE) (non-GAAP) $ 155,685 $ 155,750 $ 154,557 Noninterest income (GAAP) 27,094 24,197 25,584 Total revenue (FTE) (non-GAAP) $ 182,779 $ 179,947 $ 180,141 Average earning assets $ 18,462,505 $18,091,809 $17,879,222 Net interest margin (GAAP) 3.27% 3.37% 3.34% Net interest margin (FTE) 3.35% 3.45% 3.43% NET INTEREST MARGIN For the three months ended

Reconciliation of Non-GAAP Disclosures

Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies. The Company also calculates adjusted tangible common equity to tangible assets ratios to exclude AOCI, which is principally comprised of unrealized losses on AFS securities, and to include the impact of unrealized losses on HTM securities. The Company believes that each of these ratios enables investors to assess the Company's capital levels and capital adequacy without the effects of changes in AOCI, some of which are uncertain and difficult to predict, or assuming that the Company realized all previously unrealized losses on HTM securities at the end of the period, as applicable.

TANGIBLE ASSETS, TANGIBLE COMMON EQUITY, AND LEVERAGE RATIO

(Dollars in thousands, except per share amounts)	As of September 30, 2023	
	Atlantic Union Bankshares	Atlantic Union Bank
Tangible Assets		
Ending Assets (GAAP)	$ 20,736,236	$ 20,606,311
Less: Ending goodwill	925,211	925,211
Less: Ending amortizable intangibles	21,277	21,277
Ending tangible assets (non-GAAP)	$ 19,789,748	$ 19,659,823
Tangible Common Equity		
Ending equity (GAAP)	$ 2,388,801	$ 2,680,878
Less: Ending goodwill	925,211	925,211
Less: Ending amortizable intangibles	21,277	21,277
Less: Perpetual preferred stock	166,357	-
Ending tangible common equity (non-GAAP)	$ 1,275,956	$ 1,734,390
Net unrealized losses on HTM securities, net of tax	$ (81,223)	$ (81,223)
Accumulated other comprehensive loss (AOCI)	$ (477,906)	$ (477,906)
Common shares outstanding at end of period	74,997,132	
Average equity (GAAP)	$ 2,446,902	$ 2,732,786
Less: Average goodwill	925,211	925,211
Less: Average amortizable intangibles	22,342	22,342
Less: Average perpetual preferred stock	166,356	-
Average tangible common equity (non-GAAP)	$ 1,332,993	$ 1,785,233
Common equity to total assets (GAAP)	10.7%	13.0%
Tangible equity to tangible assets (non-GAAP)	7.3%	8.8%
Tangible equity to tangible assets, incl net unrealized losses on HTM securities (non-GAAP)	6.9%	8.4%
Tangible common equity to tangible assets (non-GAAP)	6.4%	8.8%
Tangible common equity to tangible assets, incl net unrealized losses on HTM securities (non-GAAP)	6.0%	8.4%
Tangible common equity to tangible assets, ex AOCI (non-GAAP)[1]	8.9%	
Book value per common share (GAAP)	$ 29.82	
Tangible book value per common share (non-GAAP)	$ 17.12	
Tangible book value per common share, ex AOCI (non-GAAP)[1]	$ 23.53	
Leverage Ratio		
Tier 1 capital	$ 1,927,793	$ 2,229,018
Total average assets for leverage ratio	$ 20,039,542	$ 19,933,657
Leverage ratio	9.6%	11.2%
Leverage ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP)	6.8%	8.4%

[1]Calculation excludes the impact of 470,633 unvested restricted stock awards (RSAs) outstanding as of September 30, 2023

Atlantic Union Bankshares

24

25 Reconciliation of Non-GAAP Disclosures All regulatory capital ratios at September 30, 2023 are estimates and subject to change pending the Company’s filing of its FR Y-9 C. In addition to these regulatory capital ratios, the Company adjusts certain regulatory capital ratios to include the impacts of AOCI, which the Company has elected to exclude from regulatory capital ratios under applicable regulations, and net unrealized losses on HTM securities, assuming that those unrealized losses were realized at the end of the period, as applicable. The Company believes that each of these ratios help investors to assess the Company's regulatory capital levels and capital adequacy. (Dollars in thousands) Atlantic Union Bankshares Atlantic Union Bank Risk-Based Capital Ratios Net unrealized losses on HTM securities, net of tax $ (81,223) $ (81,223) Accumulated other comprehensive loss (AOCI) $ (477,906) $ (477,906) Common equity tier 1 capital $ 1,761,437 $ 2,229,018 Tier 1 capital $ 1,927,793 $ 2,229,018 Total capital $ 2,428,247 $ 2,343,399 Total risk-weighted assets $ 17,719,845 $ 17,611,092 Common equity tier 1 capital ratio 9.9% 12.7% Common equity tier 1 capital ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 7.0% 9.8% Tier 1 capital ratio 10.9% 12.7% Tier 1 capital ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 8.0% 9.8% Total capital ratio 13.7% 13.3% Total capital ratio, incl AOCI and net unrealized losses on HTM securities (non-GAAP) 10.9% 10.5% RISK-BASED CAPITAL RATIOS As of September 30, 2023

Reconciliation of Non-GAAP Disclosures

Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and is useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally. Adjusted operating measures exclude, as applicable, strategic cost saving initiatives (principally composed of severance charges related to headcount reductions, costs related to modifying certain third party vendor contracts, and charges for exiting certain leases), merger-related costs, (loss) gain on sale of securities, as well as the gain on sale-leaseback transaction. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the organization's operations.

OPERATING MEASURES

(Dollars in thousands)	For the three months ended 3Q2023	2Q2023	3Q2022
Return on average assets (ROA)			
Average assets	$ 20,596,189	$ 20,209,687	$ 19,980,500
ROA (GAAP)	1.04%	1.10%	1.15%
Adjusted operating ROA (non-GAAP)	1.21%	1.16%	1.15%
Return on average equity (ROE)			
Adjusted operating earnings available to common shareholders (non-GAAP)	$ 59,782	$ 55,381	$ 55,103
Plus: Amortization of intangibles, tax effected	1,732	1,751	1,959
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$ 61,514	$ 57,132	$ 57,062
Average equity (GAAP)	$ 2,446,902	$ 2,460,741	$ 2,436,999
Less: Average goodwill	925,211	925,211	925,211
Less: Average amortizable intangibles	22,342	23,748	30,347
Less: Average perpetual preferred stock	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	$ 1,332,993	$ 1,345,426	$ 1,315,085
ROE (GAAP)	8.76%	9.00%	9.45%
Return on tangible common equity (ROTCE)			
Net Income available to common shareholders (GAAP)	$ 51,050	$ 52,274	$ 55,103
Plus: Amortization of intangibles, tax effected	1,732	1,751	1,959
Net Income available to common shareholders before amortization of intangibles (non-GAAP)	$ 52,782	$ 54,025	$ 57,062
ROTCE (non-GAAP)	15.71%	16.11%	17.21%
Adjusted operating ROTCE (non-GAAP)	18.31%	17.03%	17.21%

Atlantic Union Bankshares

26

Reconciliation of Non-GAAP Disclosures

Pre-tax pre-provision adjusted earnings excludes, as applicable, the provision for credit losses, which can fluctuate significantly from period-to-period under the CECL methodology, income tax expense, strategic cost saving initiatives, merger-related costs, a legal reserve associated with an ongoing regulatory matter previously disclosed, strategic branch closing and related facility consolidation costs, (loss) gain on sale of securities, gain on sale-leaseback transaction, and gain on sale of DHFB. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company's operations.

PRE-TAX PRE-PROVISION ADJUSTED OPERATING EARNINGS

	For the three months ended			For the nine months ended	
(Dollars in thousands)	3Q2023	2Q2023	3Q2022	3Q2023	2Q2023
Net income (GAAP)	$ 54,017	$ 55,241	$ 58,070	$ 144,911	$ 163,986
Plus: Provision for credit losses	4,991	6,069	6,412	22,911	12,771
Plus: Income tax expense	11,519	9,310	11,894	28,123	33,667
Plus: Strategic cost saving initiatives	8,672	3,935	-	12,607	-
Plus: Merger-related costs	1,993	-	-	1,993	-
Plus: Legal reserve	-	-	-	5,000	-
Plus: Strategic branch closing and facility consolidation costs	-	-	-	-	5,508
Less: (Loss) gain on sale of securities	(27,594)	2	-	(40,992)	(2)
Less: Gain on sale-leaseback transaction	27,700	-	-	27,700	-
Less: Gain on sale of DHFB	-	-	-	-	9,082
PTPP adjusted operating earnings (non-GAAP)	$ 81,086	$ 74,553	$ 76,376	$ 228,837	$ 206,852
Less: Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901
PTPP adjusted operating earnings available to common shareholders (non-GAAP)	$ 78,119	$ 71,586	$ 73,409	$ 219,936	$ 197,951
Net income growth - YTD (GAAP)				(11.63%)	
PTPP adjusted operating earnings growth - YTD (non-GAAP)				10.63%	

Atlantic Union Bankshares

27